AMENDMENT TO RULE 12dl-4 FUND OF FUNDS INVESTMENT AGREEMENT FOR THE PURPOSE OF REMOVING SAVOS INVESTMENTS TRUST AND ITS SERIES

September 30, 2022

JP Morgan Asset Management
1111 Polaris Parkway
Columbus, Ohio 43240
Attn: Contract Administration JPMFunds. Contracts@j pmorgan.com

JP Morgan Asset Management 277 Park Avenue
New York, NY 10172
Attn: Exchange-Traded Funds Legal

RE:    Removal of Investing Company and its series from Fund of Funds Investment Agreement Dear Sirs and Madams:
This amendment ("Amendment") will confirm the agreement between the J.P. Morgan Exchange Traded Fund Trust (the "Trust"), on behalf of itself and each of its series listed on Schedule A, as amended from time to time, severally and not jointly (each, an "Acquired Fund") and GPS Funds I, GPS Funds II and Savos Investments Trust (each an "Investing Company"" and collectively, the "Investing Companies"), on behalf of themselves and each of their series listed on Schedule A, as amended from time to time, severally and not jointly (each an "Acquiring Fund") as follows. Capitalized terms used herein but not otherwise defined shall have their respective meanings ascribed to them in the Agreement (defined below).

WHEREAS, the Investing Companies and the Trust (collectively, the "Parties" and individually, a "Party") entered into a Fund of Funds Investment Agreement dated as of January 19, 2022, as amended (the "Agreement"), each on behalf of its separate series listed on Schedule A of the Agreement, severally and not jointly;

WHEREAS, the Parties desire to terminate the Agreement as between Savos Investments Trust and the Trust pursuant to Section 6 of the Agreement;

WHEREAS, the Parties desire to amend Schedule A of the Agreement to remove Savos Investment Trust and its separate series, Savos Dynamic Hedging Fund, as an Acquiring Fund pursuant to Section 6 of the Agreement;

WHEREAS, Section 6 of the Agreement provides for the amendment or modification of the Agreement by a written document signed by an authorized representative of each Party;

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NOW, THEREFORE, the Parties hereby agree as follows, effective as of the date hereof:

1.    This Amendment shall constitute notice of termination of the Agreement between Savos Investments Trust and the Trust pursuant to Section 6(b) of the Agreement, effective as of November 29, 2022. For the avoidance of doubt, it is the intent of the Parties that the Agreement as between GPS Funds I and GPS Funds II and the Trust shall remain in full force and effect.

2.In accordance with the forgoing, Schedule A that is part of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached to this Amendment.

3.Except as modified by this Amendment, the Agreement shall otherwise remain in full force and effect.

4.This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form, and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date written above.

GPS Funds I, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young	October 11, 2022
Title	Treasurer

GPS Funds II, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young	October 11, 2022
Title	Treasurer

Savos Investment Trust, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Patrick Young
Name:	Patrick Young	October 11, 2022
Title	Treasurer

J.P. Morgan Exchange-Traded Fund Trust, on behalf of itself and each of its series listed on Schedule A, severally and not jointly

By:	/s/ Brian Shlissel
Name:	Brian Shlissel
Title	Managing Director
October 10, 2022

SCHEDULE A

List of Funds to Which the Agreement Applies

Acquired Funds
Ticker	Fund Name
JGRO	JPMorgan Active Growth ETF
JAVA	JPMorgan Active Value ETF
JEMA	JPMorgan ActiveBuilders Emerging Markets Equity ETF (fka JPM Emerging Mkts Equity Core ETF)
JIDA	JPMorgan ActiveBuilders International Equity ETF
JUSA	JPMorgan ActiveBuilders U.S. Large Cap Equity ETF
BBSA	JPMorgan Beta Builders 1-5 Year U.S. Aggregate Bond ETF
BBCA	JPMorgan BetaBuilders Canada ETF
BBAX	JPMorgan Beta Builders Developed Asia Pacific ex-Japan ETF
BBEU	JPMorgan BetaBuilders Europe ETF
BBIN	JPMorgan BetaBuilders International Equity ETF
BBJP	JPMorgan Beta Builders Japan ETF
BBRE	JPMorgan BetaBuilders MSCI US REIT ETF
BBUS	JPMorgan BetaBuilders U.S. Equity ETF
BBMC	JPMorgan BetaBuilders U.S. Mid Cap Equity ETF
BBSC	JPMorgan BetaBuilders U.S. Small Cap Equity ETF
JCTR	JPMorgan Carbon Transition U.S. Equity ETF
TEMP	JPMorgan Climate Change Solutions ETF
JCPB	JPMorgan Core Plus Bond ETF
JIGB	JPMorgan Corporate Bond Research Enhanced ETF
JPEM	JPMorgan Diversified Return Emerging Markets Equity ETF
JPIN	JPMorgan Diversified Return International Equity ETF
JPUS	JPMorgan Diversified Return U.S. Equity ETF
JPME	JPMorgan Diversified Return U.S. Mid Cap Equity ETF
JPSE	JPMorgan Diversified Return U.S. Small Cap Equity ETF
JEPI	JPMorgan Equity Premium Income ETF
JPHY	JPMorgan High Yield Research Enhanced ETF
JPIE	JPMorgan Income ETF
JCPI	JPMorgan Inflation Managed Bond ETF
JPIB	JPMorgan International Bond Opportunities ETF
JIGB	JPMorgan International Growth ETF
JIRE	JPMorgan International Research Enhanced Equity ETF
JMEE	JPMorgan Market Expansion Enhanced Equity ETF
JMUB	JPMorgan Municipal ETF
JCPI	JPMorgan Nasdaq Equity Premium Income ETF
JPRE	JPMorgan Realty Income ETF
JSCP	JPMorgan Short Duration Core Plus ETF
UPWD	JPMorgan Social Advancement ETF
CIRC	JPMorgan Sustainable Consumption ETF
BLLD	JPMorgan Sustainable Infrastructure ETF
JAGG	JPMorgan U.S. Aggregate Bond ETF
JMIN	JPMorgan U.S. Dividend ETF
JQUA	JPMorgan U.S. Quality Factor ETF
JVAL	JPMorgan U.S. Value Factor ETF
JPST	JPMorgan Ultra-Short Income ETF
JMST	JPMorgan Ultra-Short Municipal Income ETF
JPMB	JPMorgan USD Emerging Markets Sovereign Bond ETF

SCHEDULE A - Continued

List of Funds to Which the Agreement Applies

Acquiring Funds

GPS Funds I
GuideMark® Large Cap Core Fund
GuideMark® Emerging Markets Fund
GuideMark® Small/Mid Cap Core Fund
GuideMark® World ex-US Fund
GuideMark® Core Fixed Income Fund

GPS Funds II
GuidePath® Growth Allocation Fund
GuidePath® Conservative Allocation Fund
GuidePath® Tactical Allocation Fund
GuidePath® Absolute Return Allocation Fund
GuidePath® Multi-Asset Income Allocation Fund
GuidePath® Flexible Income Allocation Fund
GuidePath® Managed Futures Strategy Fund
GuidePath® Conservative Income Fund
GuidePath® Income Fund
GuidePath® Growth and Income Fund

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